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As filed with the Securities and Exchange Commission on December 27, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NEOMAGIC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		77-0344424 (I.R.S. Employer Identification Number)
3250 Jay Street Santa Clara, California 95054 (Address of principal executive offices)

1997 EMPLOYEE STOCK PURCHASE PLAN
AMENDED 1993 STOCK PLAN
1998 NONSTATUTORY STOCK OPTION PLAN
(Full title of the plan)

Prakash Agarwal
President and Chief Executive Officer
NEOMAGIC CORPORATION
3250 Jay Street
Santa Clara, California 95054
(Name and address of agent for service)

(408) 988-7020
(Telephone number, including area code, of agent for service)

Copies to:
Michael J. Danaher, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Additional Common Stock, par value $0.001 per share, for 1997 Employee Stock Purchase Plan (1)	700,000 shares	$0.94	$658,000	$61.00

Additional Common Stock, par value $0.001 per share, for Amended 1993 Stock Plan (2)	500,000 shares	$1.10	$550,000	$51.00

Common Stock, $0.001 par value, to be issued upon exercise of options granted under 1998 Nonstatutory Stock Option Plan (2)	1,600,000 shares	$1.10	$1,760,000	$162.00

Total Maximum Aggregate Offering Price			$2,968,000

Total Registration Fees				$274.00

(1)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 20, 2002, which average was $1.10, because the price at which the options to be granted in the future may be exercised is not currently determinable. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock. Pursuant to the 1997 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by 0.000092.

(2)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 20, 2002, because the price at which the options to be granted in the future may be exercised is not currently determinable. Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering amount by 0.000092.

NEOMAGIC CORPORATION
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

        The contents of the Registration Statement Nos. 333-30843 and 333-57217 on Form S-8, filed with the Securities and Exchange Commission on July 7, 1997 and June 16, 1998 relating to NeoMagic Corporation's 1997 Employee Stock Purchase Plan, Amended 1993 Stock Plan and 1998 Nonstatutory Stock Option Plan (collectively the "Plans"), including all amendments thereto, are hereby incorporated by reference in this Registration Statement, and any subsequent amendments thereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of any such amendments.

        The purpose of this Form S-8 is to register the following:

  (i)
  An additional 700,000 shares of Common Stock of NeoMagic Corporation (the "Registrant") that are available for issuance under its 1997 Employee Stock Purchase Plan.

  (ii)
  An additional 500,000 shares of the Registrant's Common Stock that are available for issuance under the Amended 1993 Stock Plan.

  (iii)
  An additional 1,600,000 shares of the Registrant's Common Stock that are available for issuance under the 1998 Nonstatutory Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information which have been filed with the Securities and Exchange Commission:

        (a)  The Registrant's Annual Report on Form 10-K for the fiscal year ended January 27, 2002.

        (b)  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2002.

    The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2002.

    The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 27, 2002.

        (c)  The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 1997 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Omitted pursuant to General Instruction E to Form S-8.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT INDEX

Exhibit Number		Description
4.1	(1)	1997 Employee Stock Purchase Plan
4.2	(1)	1993 Amended Stock Plan
4.3	(2)	1998 Nonstatutory Stock Option Plan
5		Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered
23.1		Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5)
24		Power of Attorney (included in signature page)

(1)
Incorporated by reference to the Company's registration statement on Form S-1, registration no. 333-2031.

(2)
Incorporated by reference to the Company's Form 10-K for the year ended January 31, 1999.

ITEM 9. UNDERTAKINGS.

        Omitted pursuant to General Instruction E to Form S-8.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 27, 2002.

NEOMAGIC CORPORATION
By:	/s/ STEPHEN T. LANZA Stephen T. Lanza, Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prakash Agarwal and Stephen Lanza, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ PRAKASH AGARWAL Prakash Agarwal	President, Chief Executive Officer and Director (Principal Executive Officer)	December 27, 2002
/s/ STEPHEN T. LANZA Stephen T. Lanza	Chief Financial Officer (Principal Financial and Accounting Officer)	December 27, 2002
/s/ JAMES LALLY James Lally	Director	December 27, 2002
/s/ BRIAN DOUGHERTY Brian Dougherty	Director	December 27, 2002
/s/ DR. ANIL K. GUPTA Dr. Anil K. Gupta	Director	December 27, 2002
/s/ PAUL RICHMAN Paul Richman	Director	December 27, 2002
/s/ CARL STORK Carl Stork	Director	December 27, 2002

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number		Description
4.1	(1)	1997 Employee Stock Purchase Plan
4.2	(1)	1993 Amended Stock Plan
4.3	(2)	1998 Nonstatutory Stock Option Plan
5		Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered
23.1		Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5)
24		Power of Attorney (included in signature page)

(1)
Incorporated by reference to the Company's registration statement on Form S-1, registration no. 333-2031.

(2)
Incorporated by reference to the Company's Form 10-K for the year ended January 31, 1999.

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NEOMAGIC CORPORATION REGISTRATION STATEMENT ON FORM S-8 EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
EXHIBIT INDEX
  ITEM 9. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS